Exhibit 10.4

Amendment No. 1 to Employment Agreement

THIS AMENDMENT NO. 1 (the “Amendment”) is entered into this _____ day of __________, 2020 (the “Effective Date”) by and between Damian Dalla-Longa (the “Executive”), and Better Choice Company, Inc. (together with any of its subsidiaries and affiliates as may employ the Executive from time to time, the “Company”).

WHEREAS, the Executive and the Company entered into an Employment Agreement dated May 6, 2019 (the “Agreement”);

WHEREAS, the parties desire to amend said Agreement as hereinafter set forth, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises in said Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below. Capitalized terms used but not defined in this Amendment have the meanings ascribed to such terms in the Agreement.

1.    Title Change: The Executive and the Company agree to change the Executive’s title from “Chief Executive Officer” to “Executive Vice President, Corporate Development”. Every instance of or reference to “Chief Executive Officer” in the Agreement shall be changed to “Executive Vice President, Corporate Development”.

2.    Reporting Relationship:  The Executive shall now report directly to the Chief Executive Officer, no longer the Board of Directors. To reflect this change, the second sentence of Section 3(a) of the Agreement shall be changed to “The Executive shall report to the Chief Executive Officer of the Company”.

3.    Effect of Amendment:  Except as specifically set forth herein, all other terms and provisions of the Agreement shall remain unaffected by this Amendment and continue in full force and effect.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment No. 1 as of the date and year first written above.

Better Choice Company, Inc.	Executive

By:	By:
Michael Young	Damian Dalla-Longa
Chairman	Executive Vice President,
Corporate Development